UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒	Filed by a party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

INTEGER HOLDINGS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

The following communication was sent by the Private Equity Partner of KKR & Co. Inc. (“KKR”) to Company employees on August 19, 2026:

Date: August 19, 2026

Subject: A Message from KKR

Dear Integer Team:

As Payman and others have shared, KKR recently announced an agreement to acquire Integer. Now that the news is public, I want to introduce you to KKR and share why we are so excited about the partnership ahead.

I would first like to express our admiration and appreciation for the company that you all have built. Integer has become one of the leading medical device Contract Development and Manufacturing Organizations (CDMO) in the world and plays a critical role in the healthcare system as a strategic partner of choice to customers whose products save and improve lives.  We are proud to have the opportunity to partner with a company doing such important work.

As we have gotten to know Integer, we heard consistently about its industry-leading engineering and manufacturing capabilities, deep customer relationships, and commitment to quality and reliability.  We believe this reputation is a direct reflection of the team that drives the business day to day – your talent, your expertise, your commitment to excellence, and your dedication to customers.  We are incredibly excited about what you have built and the opportunity to partner with you to further grow and expand Integer over the coming years.

By way of background, KKR is a leading global investment firm with 50 years of experience partnering with companies to pursue growth, operational excellence, and long-term value creation. Our culture is grounded in accountability, integrity, teamwork, and relationship-driven partnership; we say what we mean and do what we say.  We also believe strongly that people are the most important part of any business and that the people who contribute to a company’s success should have the opportunity to share in that success.

To recognize the key role that everyone at Integer plays, KKR plans to support the company in rolling out a new ownership program after the transaction closes, whereby all associates, from manufacturing colleagues to engineers to sales representatives to administrative staff, will have the opportunity to participate in the benefits of ownership and to share in the company’s future success. Over the last decade, KKR portfolio companies have awarded billions of dollars of equity value to more than 200,000 non-senior-management employees across more than 90 companies. We believe this model can make a meaningful impact on the companies and teams with whom we partner, and we look forward to sharing more details once the transaction closes.

Congratulations again on all that you have accomplished to date. We could not be more excited about working together and look forward to supporting you in the years ahead. We believe there is tremendous opportunity to further invest in Integer’s people and capabilities, deepen its customer relationships, and build on the company’s leadership in delivering life-saving and life-enhancing products for patients worldwide.

We are honored to be your partner in this next chapter.

On behalf of everyone at KKR,

Max Lin

Partner, KKR

References to “Integer,” “we,” “us,” “our” and the “Company” mean Integer Holdings Corporation and its subsidiaries, unless the context indicates otherwise.

Cautionary Statement Regarding Forward-Looking Statements

Some of the statements contained in this communication and other written and oral statements made from time to time by us and our representatives are not statements of historical or current fact. As such, they are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. We have based these forward-looking statements on our current expectations, and these statements are subject to known and unknown risks, uncertainties and assumptions. Forward-looking statements include, but are not limited to, statements relating to: the anticipated benefits and strategic rationale of the Transaction (as defined below), including the strength of the Company’s business and its long-term growth opportunities; the expectation that the Transaction will provide stockholders with immediate and certain value; the Buyer’s (as defined below) suitability as a strategic partner in light of its healthcare expertise and long-term vision; and the Company’s intention to continue investing in its associates and capabilities. You can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “forecast,” “outlook,” “assume,” “potential” or “continue” or variations or the negative counterparts of these terms or other comparable terminology. These statements are only predictions and are no guarantee of future performance, and investors should not place undue reliance on forward-looking statements as predictive of future results. Actual events or results may differ materially from those stated or implied by these forward-looking statements. In evaluating these statements and our prospects, you should carefully consider the factors set forth below. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary factors and to others contained throughout this communication.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements regarding the transactions contemplated by the Agreement and Plan of Merger, by and among the Company, Armstrong Parent, Inc. (“Buyer”) and Armstrong Bidco, Inc. (the “Transaction”). All such forward-looking statements are based upon current plans, estimates, expectations, opportunities and ambitions that are subject to risks, uncertainties, assumptions, and other important factors, many of which are beyond the control of the Company, that could cause actual results to differ materially from those expressed in such forward-looking statements. Key factors that could cause actual results to differ materially include, but are not limited to, the expected timing and likelihood of completion of the Transaction, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals; the occurrence of any event, change or other circumstances that could give rise to the termination of the Transaction; the possibility that the Company’s stockholders may not approve the Transaction; the risk that the parties may not be able to satisfy the conditions to the Transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the Transaction; the risk that any announcements relating to the Transaction could have adverse effects on the market price of the Company’s common stock; the risk that the Transaction and its announcement could have an adverse effect on the parties’ business relationships and business generally, including the ability of the Company to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers, and on their operating results and businesses generally; the risk of unforeseen or unknown liabilities; customer, stockholder, regulatory and other stakeholder approvals and support; the risk of unexpected future capital expenditures; the risk of potential litigation relating to the Transaction that could be instituted against the Company or its directors and/or officers; the risk associated with third-party contracts containing material consent, anti-assignment, transfer or other provisions that may be related to the Transaction which are not waived or otherwise satisfactorily resolved; significant costs, or expenses incurred in connection with the Transaction; the Buyer’s ability to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the Transaction; certain restrictions contained in the Agreement and Plan of Merger that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; the risk of various events that could disrupt operations, including pandemics, epidemics or other public health crises or severe weather (such as droughts, floods, avalanches and earthquakes), cybersecurity attacks, security threats and governmental response to them, and technological changes; the risks of labor disputes, changes in labor costs and labor difficulties; and the risks resulting from other effects of industry, market, economic, legal or legislative, political or regulatory conditions outside of the Company’s control. All such factors are difficult to predict and are beyond our control, including those detailed in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2025, which was filed with the Securities Exchange Commission (the “SEC”) on February 23, 2026 (the “Form 10-K”), the Company’s quarterly report on Form 10-Q for the fiscal quarter ended July 3, 2026, which was filed with the SEC on August 4, 2026 and other documents subsequently filed by the Company with the SEC. The Company’s forward-looking statements are based on assumptions that the Company believes to be reasonable but that may not prove to be accurate. Other unpredictable or factors not discussed in this communication could also have material adverse effects on forward-looking statements. The Company does not assume an obligation to update any forward-looking statements, except as required by applicable law. These forward-looking statements speak only as of the date hereof.

Additional Information and Where to Find It

In connection with the Transaction, the Company will file with the SEC a proxy statement on Schedule 14A. The definitive proxy statement will be sent to the stockholders of the Company seeking their approval of the Transaction and other related matters.

BEFORE MAKING ANY INVESTMENT OR VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT ON SCHEDULE 14A WHEN IT BECOMES AVAILABLE, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY

REFERENCE INTO THE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING THE COMPANY, THE TRANSACTION AND RELATED MATTERS.

Investors and security holders may obtain free copies of these documents, including the proxy statement, and other documents filed with the SEC by the Company through the website maintained by the SEC at https://www.sec.gov. Copies of documents filed with the SEC by the Company will be made available free of charge by accessing the Company’s website at https://investor.integer.net/financial-information/sec-filings/default.aspx or by contacting the Company via email by sending a message to ir@integer.net.

Participants in the Solicitation

The Company, Buyer and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the Transaction under the rules of the SEC. Information about the directors and executive officers of the Company and other persons who may be deemed to be participants in the solicitation of stockholders of the Company in connection with the Transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement and other relevant material related to the Transaction, which will be filed with the SEC when they become available, and may be found in the Company’s definitive proxy statement in connection with its 2026 Annual Meeting of Stockholders, as filed with the SEC on April 6, 2026 (the “2026 Proxy Statement”), and in the Form 10-K, and subsequently filed statements of beneficial ownership on Form 4. Information about the directors and executive officers of the Company, their ownership of the Company common stock, and the Company’s transactions with related persons is set forth in the sections entitled “Directors, Executive Officers and Corporate Governance,” “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters,” and “Certain Relationships and Related Transactions, and Director Independence” included in the Form 10-K, and in the sections entitled “Corporate Governance and Board Matters,” and “Security Ownership of Certain Beneficial Owners and Management,” included in the 2026 Proxy Statement. Additional information regarding the interests of such participants in the solicitation of proxies in respect of the Transaction will be included in the proxy statement and other relevant materials to be filed with the SEC when they become available. These documents can be obtained free of charge from the SEC’s website at www.sec.gov.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or the solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.